NEWS RELEASE

FOR IMMEDIATE RELEASE

JOSEPH J. O’BRIEN, JR. TO JOIN SANDY SPRING

OLNEY, MARYLAND, July 23, 2007 - Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, announced today that Joseph J. O’Brien, Jr. (Jay) has joined the organization as Executive Vice President for the Potomac Bank Division. O'Brien will be a member of the Bank's executive leadership team and assume the position of President of the Potomac Division of Sandy Spring Bank upon the retirement of Larry Warren, former CEO of Potomac Bank of Virginia, at year end. O’Brien has over 20 years of commercial banking experience having held positions at other financial institutions in the area.

“Larry Warren was integrally involved in recruiting a Northern Virginia leader given his intention to retire at year end 2007,” said Hunter R. Hollar, President and Chief Executive Officer of Sandy Spring Bank. “Jay brings a strong knowledge of the market and extensive commercial lending experience, and is in every way a great fit with Sandy Spring.”

In his most recent position as an Executive Vice President, O’Brien was responsible for the leadership of a team of 90 lending professionals and the management and growth of a $2.5 billion loan portfolio. His territory included municipalities surrounding Washington, D.C. in suburban Maryland and all of Northern Virginia to Spotsylvania and Fauquier Counties. Prior to that position, O'Brien was a Senior Vice President of Real Estate Finance where he handled all aspects of residential and commercial real estate and construction loans.

“Jay is a fixture in the Northern Virginia community.  He has a wide range of experience working with small, mid-sized, and larger financial institutions, and will be a great asset for Sandy Spring," stated Larry Warren, President of the Potomac Bank Division.

A resident of Clifton, Virginia, O'Brien will be located at the Fairfax Office of the Potomac Bank Division. "Sandy Spring, with its significant lending capabilities, array of products and services and outstanding reputation, is very well positioned to build on an already solid Potomac Bank franchise.  I am thrilled with the opportunity to help the bank expand its presence in Northern Virginia” said O’Brien.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.1 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George's counties in Maryland, and in Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2006, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.